As filed with the Securities and Exchange Commission on July 13, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933
________________

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8082 (Primary Standard Industrial Classification Code Number)	88-0331369 (I.R.S. Employer Identification Number)
________________

9320 Priority Way West Drive
Indianapolis, Indiana 46240
(317) 569-8234
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Copies To:

Matthew R. Middendorf Arcadia Resources, Inc. 9320 Priority Way West Drive Indianapolis, Indiana 46240 (317) 569-8234	Stephen J. Hackman Ice Miller LLP One American Square, Suite 2900 Indianapolis, Indiana 46282

(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Class of		Proposed	Proposed
Securities to be	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Registered	Registered(1)	Price per Unit	Offering Price	Registration Fee
Common Stock, $0.001 par value	(2)	-	(2)	(2)
Preferred Stock, $0.001 par value	(2)	-	(2)	(2)
Warrants	(2)	-	(2)	(2)
Senior Debt Securities	(2)	-	(2)	(2)
Subordinated Debt Securities	(2)	-	(2)	(2)
Total	$25,000,000	-	$25,000,000	$1,782.50(3)

(1)
This registration statement covers such indeterminate principal amount or number of shares of common stock and preferred stock, senior and subordinated debt securities and number of warrants of the registrant with an aggregate offering price not to exceed $25,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include: (i) an indeterminate number of shares of common stock or preferred stock, number of warrants and principal amount of senior and subordinated debt securities as may from time to time be issued upon conversion or exchange of any preferred stock, warrants or senior or subordinated debt securities registered hereunder, for which no separate consideration will be payable, and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.

(2)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").

(3)	Estimated in accordance with Rule 457(o) of the Securities Act for the sole purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated July ___, 2010

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

____________

$25,000,000

Common Stock, Preferred Stock, Warrants,

Senior Debt Securities, and Subordinated Debt Securities
_____________

     We may offer common stock, preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate offering price not to exceed $25,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness in one or more series. The warrants that we may offer may consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is listed on the NYSE Amex Exchange ("Amex") under the symbol "KAD." On July 9, 2010, the closing price of our common stock was $0.42 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or quoted on any automated quotation system.

     We may offer these securities directly to investors, or through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

     Investing in our securities involves risks that you should consider and that are described in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus or any applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2010.

2

ARCADIA RESOURCES, INC.

Table of Contents

About this Prospectus	1
Forward-Looking Statements	2
Our Company	3
Risk Factors	4
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of Securities	5
Material Federal Income Tax Consequences	13
Plan of Distribution	14
Legal Matters	15
Experts	16
Information Incorporated by Reference	16
Where You Can Find More Information	16

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC"), pursuant to which we may from time to time offer and sell up to $25,000,000 of our securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer hereunder. The securities may be sold to or through underwriters or dealers, or through agents designated from time to time, or directly to purchasers. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

     You should rely only on the information contained in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in the documents incorporated by reference in this prospectus, or any prospectus supplement, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

     We make no representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus, or any prospectus supplement, to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the common stock offered hereby.

     When used in this prospectus, the terms "Arcadia," "we," "our," and "us" refer to Arcadia Resources, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

     We caution you that certain statements contained in this prospectus or a prospectus supplement (including any of our documents incorporated herein or therein by reference), or which are otherwise made by us or on our behalf, are forward-looking statements. Also, documents which we subsequently file with the SEC and are incorporated herein by reference will contain forward-looking statements. Forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions. Forward-looking statements include words such as "believe," "plan," "anticipate," "estimate," "expect," "intend," "seek," "may," "can," "will," "could," "should," "project," "expect," "plan," "predict," "believe," "estimate," "aim," "anticipate," "intend," "continue," "potential," "opportunity" or similar forward-looking terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our reasonable estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that our expectations will prove to have been correct. Forward-looking statements speak only as of the date we make them and are not guaranties of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in this prospectus and our Annual Report on Form 10-K. We disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

OUR COMPANY

     Arcadia Resources, Inc., a Nevada corporation, together with its wholly-owned subsidiaries (the "Company"), is a national provider of home care, medical staffing, and pharmacy services operating under the service mark Arcadia HealthCare. We operate in three reportable business segments.

     Our Services business provides home care and medical staffing services to numerous types of acute care and sub-acute care medical facilities across the United States. We provide nurses, home care aides, homemakers and companions to home care clients and nurses and various allied health professionals to medical facilities.

     Our Pharmacy business markets, sells, packages and distributes our DailyMedTM medication management system. DailyMedTM transfers a patient's prescriptions, over-the-counter medications and vitamins and organizes them into pre-sorted 30-day supply packages marked with the date and time each dosage should be taken. A registered pharmacist reviews the entire medication profile at the time a patient is enrolled and prior to each monthly shipment. DailyMedTM is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of health care for its target customers.

     Our Catalog business markets various products, such as ambulatory and mobility products, respiratory products, daily living aids, bathroom safety products and bathroom/home modification products, via direct mail and through our e-commerce website. We have a licensing agreement with Sears, Roebuck and Co. which allows us to sell similar merchandise for their www.sears.com and mail order catalog businesses.

     Our corporate headquarters are located in Indianapolis, Indiana. We conduct our business from approximately 70 facilities located in 18 states. We operate pharmacies in Indiana and Minnesota and have customer service centers in Michigan and Indiana.

     Our principal executive offices are located at 9320 Priority Way West Drive, Indianapolis, Indiana 46240. Our telephone number at that location is (317) 569-8234. We maintain a web site at www.arcadiahealthcare.com. The information contained on or accessible through our web site is not part of this prospectus. Our fiscal year ends March 31. For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption "Information Incorporated by Reference."

RISK FACTORS

     An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on June 11, 2010, as will be updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Any of the risks we have described could materially adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Further, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us, or that we currently believe are not material, could also materially adversely affect our business, financial condition or operating results.

USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, repayment of indebtedness, capital expenditures, development costs, strategic investments, and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Years Ended
	March 31,
	(in thousands)
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges and	___*	___*	___*	___*	___*
preferred stock dividend (a) (b)
Deficiency of earnings available to cover fixed	$(2,249)	$(5,630)	$(9,096)	$(38,496)	$(26,245)
charges
____________________

*	In each of the periods presented, earnings were insufficient to cover fixed charges.

(a)
For these ratios, “earnings” represents income (loss) from continuing operations before income taxes plus fixed charges. "Fixed charges" is the sum of interest expense, capitalized interest, amortization of debt discount or premium, amortization of capitalized expenses related to debt, an estimate of the interest component of rent expense and any preferred dividend requirements of consolidated subsidiaries.

(b)	No Preferred Stock is outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

Description of Capital Stock

     We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of serial preferred stock, par value $0.001. The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

     Voting. Except as otherwise required by law or our Amended and Restated Articles of Incorporation, including any certificate of designations for a series of preferred stock, each holder of common stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Company for the election of directors and on all matters submitted to a vote of our security holders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the security holders and shall decide any question brought before such meeting, unless according to the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws require a greater vote.

     Dividends. Subject to the preferential rights of the preferred stock, the holders of shares of common stock shall be entitled to receive, when and if declared by our board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

     Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of common stock shall be entitled, unless otherwise provided by law or our restated articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to security holders ratably in proportion to the number of shares of common stock held by them respectively.

     Other Rights and Restrictions. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common security holders are subject to the rights of the security holders of any series of preferred stock that are issued and outstanding or that we may issue in the future. Upon surrender to us or our transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be our duty to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon our books. Our board of directors is authorized to set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose. We are subject to Sections 78.411 et seq. of the Nevada Revised Statutes regarding business combinations with interested security holders.

     Preferred Stock. We are authorized to issue 5,000,000 shares of serial preferred stock, par value $0.001. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. Each series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise provided in our Amended and Restated Articles of Incorporation, our board of directors has authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative participating, optional and other rights, and the qualifications, limitations, and restrictions, if any, of such series.

     Transfer Agent and Registrar. The transfer agent and registrar for our common stock is National City Bank.

Anti-Takeover Effects of Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

     The following discussion concerns certain provisions of Nevada law, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws that could be viewed as having the effect of discouraging or delaying an attempt to obtain control of our Company.

   Nevada Law

     Sections 78.378 et seq. of the Nevada Revised Statutes govern the acquisition of a controlling interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a Nevada issuing corporation obtains voting rights in the acquired shares as conferred by a resolution of the security holders of the corporation, approved at a special or annual meeting of the security holders. The articles of incorporation or bylaws of a corporation, however, may provide that these provisions do not apply to the corporation or to an acquisition of a controlling interest. We are subject to Sections 78.378 et seq. of the Nevada Revised Statutes.

     Sections 78.411 et seq. of the Nevada Revised Statutes govern combinations with interested security holders. These provisions may have an effect of delaying or making it more difficult to effect a change in control of our Company. These provisions preclude an interested security holder (i.e., the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation, or an affiliate or association thereof) and a resident, domestic Nevada corporation from entering into a combination (e.g., a merger, sale, lease, exchange, etc.) unless certain conditions are met. The provisions generally preclude a resident, domestic corporation from engaging in any combination with an interested security holder for three years after the date that the person first became an interested security holder unless the combination or the transaction by which the person first became an interested security holder is approved by the board of directors before the person first became an interested security holder. If approval is not obtained, then after the expiration of the three-year period the business combination may be consummated with the approval of our board of directors or a majority of the voting power held by the disinterested security holders, or if the consideration to be paid by the interested security holder exceeds certain thresholds set forth in the statute. We are subject to Sections 78.411 et seq. of the Nevada Revised Statutes.

     In addition, Sections 92A.300 et seq. of the Nevada Revised Statutes create a right of appraisal for dissenting stockholders. These sections allow stockholders to dissent from certain corporate actions (e.g., certain conversions, mergers, and exchanges), and obtain payment for the fair value of their shares. This right of appraisal could discourage an attempt to take control of our Company by means of any of those corporate actions entitling the stockholders to appraisal rights.

   Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

     Preferred Stock. Our Amended and Restated Articles of Incorporation provide that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our security holders in connection with the designation or issuance of any shares of preferred stock unless our board of directors believes that approval is advisable or is required by the rules of the NYSE Amex Exchange or by Nevada law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership or voting power of persons seeking to obtain control of our Company.

     Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms: Class C, whose term will expire at our annual meeting of security holders in 2010, Class B, whose term will expire at our annual meeting of security holders in 2011, and Class A, whose term will expire at our annual meeting of security holders in 2012. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of security holders after their election.

     Our Amended and Restated Bylaws provide that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the stockholders at any regular or special meeting, or at any adjourned meeting, or by the affirmative vote of a majority of the remaining directors. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least 70% of the voting power of the issued and outstanding stock entitled to vote.

     These provisions would preclude a third party from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, absent director removals for cause, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our Company.

     Amendments. Under Section 78.390 of the Nevada Revised Statutes, the affirmative vote of the holders of at least a majority of the voting power is required to amend provisions of our restated articles of incorporation relating to security holder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by security holders; the filling of vacancies on our board of directors; and the removal of directors. Our Amended and Restated Bylaws further provide that most provisions of our Amended and Restated Bylaws may be amended either by the affirmative vote of the whole board of directors or by the affirmative vote of the holders of 70% of the voting power of the issued and outstanding stock entitled to vote. However, certain provisions of our Amended and Restated Bylaws may be amended only by the affirmative vote of the holders of 70% of the voting power of the issued and outstanding stock entitled to vote.

Description of Warrants

     General. We may issue warrants for the purchase of debt securities, preferred stock, or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

     Warrant Terms. The prospectus supplement relating to a particular issue of warrants exercisable for debt or equity securities will describe the terms of those warrants, including the following:
  the title of the warrants;

  the offering price for the warrants, if any;

  the aggregate number of the warrants;

  the designation and terms of the debt or equity securities purchasable upon exercise of the warrants;

  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  the principal amount and price (in the case of debt securities) or number of shares and price (in the case of equity securities) that may be purchased upon exercise of a warrant;

  the dates on which the right to exercise the warrants commence and expire;

  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  information relating to book-entry procedures, if any;

  if applicable, a discussion of material U.S. federal income tax considerations;

  anti-dilution provisions of the warrants, if any;

  redemption or call provisions, if any, applicable to the warrants; and

  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
     Exercise of Warrants. Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

Description of Debt Securities

     This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion or exchange of preferred stock or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

     General. The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939. The form of indenture will give us broad authority to set the particular terms of each series of debt securities issued thereunder, including the right to modify certain of the terms contained in the indenture. Except to the extent set forth in a prospectus supplement, the indenture will not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

     The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms, and up to the aggregate principal amount that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

     Terms of Debt Securities. The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):
  the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities, or subordinated debt securities, any subordination provisions particular to such series of debt securities, and whether such debt securities are convertible and/or exchangeable for other securities;

  the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

  the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

  the rate or rates (which may be fixed, floating, or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year;

  the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer, or exchange and where notices or demands to or upon us may be served;

  any provisions relating to the issuance of the debt securities at an original issue discount;

  the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including the form or method of payment if other than in cash);

  our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any mandatory redemption, sinking fund, or analogous provisions, or at the option of a holder, the price at which, the period within which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation (including the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

  if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy or, if applicable, the portion of the principal amount that is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

  any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

  our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments, and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

  any trustees, authenticating or paying agents, transfer agents or registrars, or any other agents with respect to the debt securities;

  the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

  if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

  if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which, such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

  if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

  whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment, or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

  if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents, or conditions;

  any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

  whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee, and any other provisions regarding the global securities;

  whether the debt securities are defeasible; and

  any other terms of a particular series.
     Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium, make-whole amount, or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium, make-whole amount, or interest required to be made on an interest payment date, redemption date, or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

     Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that at the time of issuance is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

     Global Securities. The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

     Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

     Modification of the Indenture. We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

     Defeasance; Satisfaction and Discharge. The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

     Defaults and Notice. The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including:
  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration, or otherwise);

  failure to make a payment of any interest on any debt security of such series when due;

  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

  certain events relating to our bankruptcy, insolvency, or reorganization; and

  certain cross defaults.
     If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

     The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

     The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability, or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

     The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder, and to institute suit for the enforcement of such rights.

     Conversion or Exchange Rights. If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:
  the type of securities into which they may be converted or exchanged;

  the conversion price or exchange ratio, or its method of calculation;

  whether conversion or exchange is mandatory or at the holder’s election;

  how and when the conversion price or exchange ratio may be adjusted; and

  any other important terms concerning the conversion or exchange rights.
     Concerning the Trustee. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

     Governing Law. The indenture and the debt securities will be governed by the laws of the state of New York.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisers prior to any acquisition of securities.

PLAN OF DISTRIBUTION

     We may sell the securities in one or more of the following ways from time to time:
  through underwriters or dealers for resale to the public or to institutional investors;

  directly to a limited number of institutional purchasers or to a single purchaser;

  through agents; or

  if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.
     Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:
  the name or names of any underwriters, dealers, or agents;

  the purchase price of such securities and the proceeds to us from such sale;

  any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

  the public offering price;

  any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

  the securities exchange on which the securities may be listed, if any.
     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent. Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

     If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.

     Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

     If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement. We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

     Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

     Agents, dealers, underwriters, and remarketing firms may be entitled under agreements entered into with us to indemnification by us, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters, and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     Each series of securities will be a new issue and other than the common stock, which is listed on the AMEX, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

     The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

LEGAL MATTERS

     Ice Miller LLP, Indianapolis, Indiana, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

     The financial statements and schedules as of March 31, 2010 and 2009 and for each of the three years in the period ended March 31, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. The information relating to Arcadia Resources, Inc., contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

     Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules)until the termination of the offering of the securities covered by this prospectus.
  our Annual Report on Form 10-K for the year ended March 31, 2010;

  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on June 28, 2010; and

  the description of our common stock contained in our Form 8-A filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating that description.
     We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana 46240, Attention: Corporate Secretary, (317) 569-8234.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operating rules, copy charges and procedures for the public reference room.

     We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus does not contain all of the information contained in the Registration Statement. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of a prescribed fee or may be examined without charge at the SEC’s public reference facility in Washington, D.C. or copied without charge from its website.

     Our SEC filings, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports are available to the public at no cost over the Internet through our website, www.arcadiahealthcare.com. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning our principal executive office, which is: Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana 46240, Attention: Corporate Secretary, (317) 569-8234

[Back Cover]

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Warrants

Senior Debt Securities

Subordinated Debt Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers, or agents and any transfer taxes. Such expenses are set forth in the following table:

Securities and Exchange Commission filing fee*	$1,782.50
Printing expenses	$5,000
Legal fees and expenses	$17,000
Accounting fees and expenses	$5,000
Stock exchange listing fees	$10,000
Fees of trustee, registrar and transfer agent	$5,000
Miscellaneous expenses	$6,217.50
Total	$50,000
____________________

*	Actual expenses; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers.

     Under Section 78.7502 of the Nevada Revised Statutes, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Amended and Restated Articles of Incorporation provide that no director or officer of our Company shall be personally liable to our Company or any of our security holders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Articles further provide that any repeal or modification of the articles shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our Company for acts or omissions prior to such repeal or modification. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Our Amended and Restated Bylaws require us to indemnify, to the fullest extent permitted by Nevada law, each current, future or former director, officer, agent and employee, of our company, each person who serves or has served at our request as a director, officer, agent or employee of another corporation or other business enterprise, and their respective heirs, executors, administrators and personal representatives against all expenses actually and reasonably incurred by, or imposed upon, any of them in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against them by reason of their being or having been such director, officer, agent or employee, except that we are not required to indemnify any such person in relation to any such matter as to which he or she shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceedings to be liable for gross negligence or willful misconduct in the performance of duty. For purposes of the Bylaws, "expenses" includes, but is not limited to, all expenses, costs, attorneys' fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of our company. If there is not a disinterested majority of the Board of Directors, the indemnification shall be made only if we receive a written opinion of counsel to the effect that (a) the officer, director, agent or employee was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty in such capacity or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of our company, and (b) indemnification under the circumstances is lawful and falls within the provisions of the Bylaws. In that event, we may only provide indemnification in the amount that counsel advises in writing is, in counsel's opinion, proper.

     We may advance expenses incurred in defending any action, suit or proceeding if we receive an undertaking from the party to whom the advance is made to repay the advanced amount unless it is ultimately determined that he or she is entitled to be indemnified in accordance with the Bylaws. The indemnification provided by the Bylaws is not exclusive of any other rights to which the indemnified persons may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute and continues as to any person who has ceased to be a director, officer, agent or employee.

     We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. (See "Item 17. Undertakings.")

Item 16. Exhibits

The information set forth in the Index to Exhibits is incorporated herein by reference in response to this item. Following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K:

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Indianapolis, state of Indiana, on July 13, 2010.

ARCADIA RESOURCES, INC.

By:	/s/ Marvin Richardson
Marvin R. Richardson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin R. Richardson and Matthew R. Middendorf, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 13, 2010:

/s/ Marvin Richardson	President and Chief Executive Officer (Principal	July 13, 2010
Marvin R. Richardson	Executive Officer), and Director

/s/ Matthew Middendorf	Chief Financial Officer (Principal Financial and	July 13, 2010
Matthew R. Middendorf	Accounting Officer), Treasurer

/s/ John Thornton	Director	July 13, 2010
John T. Thornton

/s/ Peter Brusca	Director	July 13, 2010
Peter A. Brusca, M.D.

/s/ Joseph Mauriello	Director	July 13, 2010
Joseph Mauriello

/s/ Daniel Eisenstadt	Director	July 13, 2010
Daniel Eisenstadt

INDEX TO EXHIBITS

1.01*	Form of Underwriting Agreement
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form 8-K filed November 9, 2009)
4.2	Amended and Restated Bylaws of Arcadia Resources, Inc. (incorporated by reference to Exhibit 3.2 of Form 10-Q filed on November 6, 2008)
4.3*	Specimen stock certificate
4.4*	Form of Certificate of Designation of one or more series of Preferred Stock
4.5*	Form of Warrant
4.6*	Form of Indenture
5.1	Opinion of Ice Miller LLP
12.1*	Statement Regarding the Computation of Ratios
23.1	Consent of BDO USA, LLP (formerly BDO Seidman, LLP), independent registered public accounting firm
23.2	Consent of Ice Miller LLP (contained in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture. To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
____________________

*
To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.